UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

IT’S BURGER TIME RESTAURANT GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52901	16-0383696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 West Park Avenue, Suite 207, Long Beach NY 11561

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (516) 442-1883

405 West Main Street, West Fargo, ND 58078

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

By agreement dated December 29, 2015, It’s Burger Time Restaurant Group, Inc. (the “Company”) and the former holders of the membership interests in BTND LLC (“BTND”) entered into a Termination Agreement (the “Termination Agreement”) to unwind the merger between the Company and BTND effectuated pursuant to the terms of an Agreement and Plan of Merger dated April 6, 2015, as amended on April 15, 2015, among the Company, BTND, their respective securities holders, the Company’s wholly owned merger subsidiary, and Titan Asset Advisors LLC (the “Merger Agreement”). The original members of BTND initiated the termination of the merger pursuant to Section 10.01 of the Merger Agreement which permitted them to unwind the merger in the event that the Company did not receive gross proceeds from a private placement of its securities equal to at least $2 million by a date that was ninety days after the closing date of the merger.

In connection with and after giving effect to the Termination Agreement, as of December 29, 2015:

•	the Company transferred all of the membership interests it owned in BTND to the original members of BTND so that such persons became the sole members of BTND;

•	each of the original members of BTND returned the shares of Company common stock received as merger consideration to the Company for cancellation and all such shares were cancelled by the Company;

•	the promissory note dated April 21, 2015 made by BTND in favor of Titan Asset Advisors LLC in the principal amount of $199,000 was cancelled;

•	Gary Copperud resigned as a director and President of the Company;

•	Jeff Zinnecker resigned as a director of the Company;

•	Bryan Glass was appointed as the sole director and the President of the Company; and

•

each of the parties to the Termination Agreement released all of the other parties from any and all liabilities and obligations which the releasing party may have had against any released party in connection with the merger, the Merger Agreement and any of the transactions effectuated by and under the Merger Agreement and each of the releasing parties agreed not sue or initiate any proceeding against any released party.

Item 5.01. Changes in Control of Registrant.

After giving effect to the transactions effectuated by the Termination Agreement, the Company experienced a change in control whereupon the stockholders of the Company prior to the merger became the controlling stockholders of the Company.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Concurrent with the execution of the Termination Agreement, Gary Copperud resigned as a director and the president of the Company, Jeffrey Zinnecker resigned as a director of the Company, Bryan Glass was appointed as a director and the president of the Company.

Item 8.01 Other Events.

On February 3, 2016, the Company filed a certificate of dissolution under the laws of the State of Nevada

On February 7, 2017, the Company filed a Form 15 under the Securities Exchange Act of 1934, as amended, to suspend its duty to file reports under said act.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Termination Agreement dated December 29, 2015 by and among the registrant, BTND, LLC, each of the members of BTND as of April 5, 2015, and Titan Asset Advisors, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IT’S BURGER TIME RESTAURANT GROUP, INC.

Dated: February 7, 2017	By:	/s/ Bryan Glass
	Name:	Bryan Glass
	Title:	President

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